Exhibit 10.1

AMENDMENT NO. 3 TO INVESTMENT

MANAGEMENT TRUST AGREEMENT

 THIS AMENDMENT NO. 3 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of September 10, 2024, by and between Bannix Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on September 14, 2021, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), and one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Common Stock and one right to purchaser;

WHEREAS, $69,690,000 of the gross proceeds of the Offering and sale of the Unit Private Placement (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of the shares of Common Stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of September 10, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company has sought the approval of the holders of its shares of Common Stock, at an special meeting to: give the Company the right to extend the date (the “Termination Date”) by which the Company must consummate a business combination (as defined below) (the “Extension”) from September 14, 2024 (the “Extended Date”) (the date that is 36 months from the closing date of the Company’s initial public offering of units (the “IPO”)) to March 14, 2025 (the date that is 42 months from the closing date of the IPO) by allowing the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis up to six times by an additional one month each time after the Extended Date, by resolution of the Company’s board of directors (the “Board”), if requested by Instant Fame LLC, a Nevada limited liability company (the “Sponsor”), and upon five days’ advance notice prior to the applicable Termination Date, until March 14, 2025 (each, an “Additional Charter Extension Date”) or a total of up to 42 months after the IPO, unless the closing of a Business Combination shall have occurred prior thereto (the “Trust Amendment”);

WHEREAS, holders of at least sixty-five percent (65%) of the then issued and outstanding shares of Common Stock, approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Trust Agreement. Section 1(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

“Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Secretary or Chair of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the invested funds held in the Trust Account (net of taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or a one-month extension period, which the Company may extend, by resolution of the Board and without approval of the Company’s stockholders, up to six times, each by one additional month (for a total of up to six additional months), provided that, for each such extension month, the Company must deposit into the Trust Account an amount equal to the lesser of (A) $25,000 or (B) $0.05 for each public share that is not redeemed in accordance with Section 9.2(b) of the Company’s second amended and restated certificate of incorporation, as it may be amended from time to time, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the investment funds held in the Trust Account (net of taxable payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Stockholders of record as of such date. It is acknowledged and agreed that there should be no reduction in the principal amount per share initially deposited in the Trust Account;”

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:

Name:
Title:

Bannix Acquisition Corp.

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Investment Management Trust Agreement]